                                                                    EXHIBIT 12.1

COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

(DOLLARS IN THOUSANDS)


                                                             For the Year Ended December 31,
                                                          ------------------------------------
                                                            2001          2000          1999
                                                          --------      --------      --------
Loss before income tax benefit, minority interest and
extraordinary loss                                        (320,970)      (72,408)      (51,670)
Fixed Charges:
Interest expense                                            57,741        56,278        40,775
Interest portion of rental expense                           1,563         1,627           892
Dividends on unconsolidated subsidiary                          --            --            --
                                                          --------      --------      --------
Earnings                                                  (261,666)      (14,503)      (10,003)

Fixed charges:
Interest expense                                            57,741        56,278        40,775
Interest portion of rental expense                           1,563         1,627           892
Dividends on unconsolidated subsidiary                          --            --            --
                                                          --------      --------      --------
Total fixed charges                                         59,304        57,905        41,667
                                                          ========      ========      ========

Ratio of earnings to fixed charges                             n/a           n/a           n/a

Earnings inadequate to cover fixed charges:

Total fixed charges                                         59,304        57,905        41,667
Earnings                                                  (261,666)      (14,503)      (10,003)
                                                          --------      --------      --------
Deficiency of earnings to fixed charges                   (320,970)      (72,408)      (51,670)
                                                          ========      ========      ========